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                                                                    EXHIBIT 99.5

                     LEVIATHAN GAS PIPELINE PARTNERS, L.P.
                         LEVIATHAN FINANCE CORPORATION
                        LETTER TO REGISTERED HOLDERS AND
                   DEPOSITORY TRUST COMPANY PARTICIPANTS FOR
                           TENDER OF ALL OUTSTANDING
              10 3/8% SERIES A SENIOR SUBORDINATED NOTES DUE 2009
                                IN EXCHANGE FOR
              10 3/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2009
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
        ON             , 1999, UNLESS EXTENDED (THE "EXPIRATION DATE").

         SERIES A NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN
                    AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK
                       CITY TIME, ON THE EXPIRATION DATE.

To Registered Holders and Depository Trust Company Participants:

     We are enclosing herewith the material listed below relating to the offer by Leviathan Gas Pipeline Partners, L.P., a Delaware limited partnership, and Leviathan Finance Corporation, a Delaware corporation (together, "Leviathan"), to exchange its 10 3/8% Series B Senior Subordinated Notes due 2009 (the "Series B notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of Leviathan's issued and outstanding 10 3/8% Series A Senior Subordinated Notes due 2009 (the "Series A notes") upon the terms and subject to the conditions set forth in the prospectus, dated June 18, 1999, and the related Letter of Transmittal (which together constitute the "exchange offer").

     Enclosed herewith are copies of the following documents:

          1. Prospectus dated June 18, 1999;

          2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

          3. Notice of Guaranteed Delivery;

          4. Letter that may be sent to your clients for whose account you hold Series A notes in your name or in the name of your nominee;

          5. Letter that may be sent from your clients to you with such client's instruction with regard to the exchange offer (included in item 4. above); and

          6. Letter to the holders of Series A notes.

     We urge you to contact your clients promptly. Please note that the exchange offer will expire on the Expiration Date unless extended. The exchange offer is not conditioned upon any minimum number of Series A notes being tendered.

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     Pursuant to the Letter of Transmittal, each holder of Series A notes will represent to Leviathan that:

     - the Series B notes acquired in exchange for Series A notes pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such Series B notes, whether or not the holder;

     - the holder is not participating in, and has no arrangement with any person to participate in, the distribution of Series B notes within the meaning of the Securities Act; and

     - neither the holder nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act) of Leviathan or a broker-dealer tendering Series A notes acquired directly from Leviathan.

If the holder is a broker-dealer that will receive Series B notes for its own account in exchange for Series A notes, it acknowledges that it will deliver a prospectus in connection with any resale of such Series B notes.

     The enclosed Letter to Clients contains an authorization by the beneficial owners of the Series A notes for you to make the foregoing representations.

     Leviathan will not pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent) in connection with the solicitation of tenders of Series A notes pursuant to the exchange offer. Leviathan will pay or cause to be paid any transfer taxes payable on the transfer of Series A notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed materials may be obtained from the exchange agent by calling Chase Bank of Texas, N.A. at 1-800-275-2048.

                                          Very truly yours,

                                          LEVIATHAN GAS PIPELINE PARTNERS, L.P.
                                          LEVIATHAN FINANCE CORPORATION

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